Exhibit 10.1

FIRST AMENDMENT TO LOCK-UP AGREEMENT

This First Amendment To Lock-Up Agreement, dated as of [●], 2022 (this “Amendment”), amends that certain Lock-Up Agreement made and entered into as of December 21, 2021 (the “Lock-Up Agreement”), by and between (i) Gorilla Technology Group Inc., a Cayman Islands exempted company (the “Company”), and (ii) the undersigned (“Holder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Lock-Up Agreement.

WHEREAS, on December 21, 2021, (i) Global SPAC Partners Co., a Cayman Island exempted company (together with its successors, “SPAC”), (ii) the Company, and (iii) Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of the Company (“Merger Sub”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, following the consummation of the Recapitalization, Merger Sub shall, at the Merger Effective Time, be merged with and into SPAC, with SPAC continuing as the surviving entity in connection therewith (the “Merger”), and as a result of which, (i) SPAC shall become a wholly-owned subsidiary of the Company and (ii) each issued and outstanding ordinary share of SPAC immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive the SPAC Shares Merger Consideration, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, pursuant to the Business Combination Agreement, the parties entered into the Lock-Up Agreement, pursuant to which all of the Company Ordinary Shares received by the Holder in connection with the Recapitalization (or converted into as a result of the Merger) (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), are subject to limitations on disposition as set forth therein;

WHEREAS, the Company and Holder desire to amend the Lock-Up Agreement on the terms and conditions set forth below; and

WHEREAS, pursuant to Section 2(h) of the Lock-Up Agreement, the Lock-Up Agreement can be amended with the written consent of the Company and the Holder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendment to Lock-Up Agreement.

(a) Section 1(a) of the Lock-Up is hereby amended and restated to provide as follows:

“(a) Holder hereby agrees not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (x) twelve (12) months following Closing and (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of the Company’s shareholders having the right to exchange their equity holdings in Company for cash, securities or other property: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, establish or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction is to be settled by delivery of such Restricted Securities, in cash or otherwise, or (iii) publicly announce the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”).  The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below), (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (IV) to the Company in accordance with the requirements of the Business Combination Agreement, or (V) required by virtue of the laws of the Cayman Islands; provided, however, that in any of the cases of clauses (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement.  As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (B) any trust or charitable organization for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (D) if Holder is an entity, as a distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder upon the liquidation and dissolution of Holder or, (E) to any affiliate of Holder.  Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

Notwithstanding the foregoing, up to seventy-five percent (75%) of the Restricted Securities (pro rata among each type of Restricted Security owned by Holder) (the “Early Release Securities”) shall be subject to early release from the restrictions hereunder (and the Lock-Up Period with respect to such Early Release Securities shall be deemed to have expired) if and to the extent that the following occurs after the Closing: (i) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of the Company’s Ordinary Shares exceeds $12.50 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period; (ii) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of the Company’s Ordinary Shares exceeds $15.00 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period; and (iii) one-third (1/3rd) of the Early Release Securities shall be released on the date beginning from and after the six (6) month anniversary of the Closing on which the closing price of the Company’s Ordinary Shares exceeds $17.50 per share (as adjusted for share splits, share capitalizations, share consolidations, subdivisions, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period.”

2. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Lock-Up Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Lock-Up Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Lock-Up or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Lock-Up Agreement, as amended by this Amendment (or as the Lock-Up Agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Lock-Up Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

The Company:

GORILLA TECHNOLOGY GROUP INC.
By:
Name:
Title:

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Holder:

Name of Holder:  [__________________________]

By:

Name:
Title:

Number and Type of Shares of Company Ordinary Shares:

Company Ordinary Shares:

Company Ordinary Shares (as a result of conversion of Company Preferred Shares):

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:	: